EXHIBIT 10.2

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of March 4, 2025, is entered into by and between BioCorRx Inc., a Nevada corporation, (the “Company”) and USWM, LLC, a Delaware limited liability company (“USWM”).

A.

The Company, the Company’s majority owned subsidiary, BioCorRx Pharmaceuticals, Inc., a Nevada corporation (the “Subsidiary”) and USWM are entering into an Asset Purchase Agreement dated as of March 4, 2025, whereby the Subsidiary is purchasing certain assets from USWM (the “Asset Purchase Agreement”).

B.

As part of the consideration to be paid to USWM for the assets pursuant to the Asset Purchase Agreement, upon the terms and conditions stated in this Agreement, the Company has agreed to issue to USWM (a) five hundred thousand (500,000) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and (b) a warrant to purchase five hundred thousand (500,000) shares of Common Stock with an exercise price of $1.00 per share and expiration date on the two year anniversary of the date of issuance (the “Warrant”) in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”).

NOW THEREFORE, the Company and USWM hereby agree as follows:

1. Purchase and Sale. On the Closing Date (as defined below), the Company shall issue and sell to USWM and USWM shall purchase from the Company the (i) the Shares and (ii) the Warrant (collectively, the “Securities”).

1.1. Form of Payment. On March 4, 2025, USWM shall transfer the assets to the Subsidiary pursuant to the Asset Purchase Agreement and (ii) on the Closing Date, the Company shall deliver, or have its transfer agent deliver, as the case may be, the Securities, to USWM, against delivery of the assets to the Subsidiary.

1.2. Closing Date. The date and time of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be on or prior to March 14, 2025, or such other mutually agreed upon time. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date at such location as may be agreed to by the parties.

1.3. Business Day. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York, New York.

2. USWM’s Investment Representations; Governing Law; Miscellaneous.

2.1 USWM’s Investment Representations.

(a) USWM understands that the Securities are not registered under the 1933 Act, on the basis that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the 1933 Act pursuant to Section 4(a)(2) thereof, and that the Company’s reliance on such exemption is predicated on USWM’s representations set forth herein. USWM realizes that the basis for the exemption may not be present if, notwithstanding such representations, USWM has in mind merely acquiring shares of the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. USWM does not have any such intention.

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(b) USWM understands that the Securities may not be sold, transferred, or otherwise disposed of without registration under the 1933 Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Securities or an available exemption from registration under the 1933 Act, the Stock must be held indefinitely. In particular, USWM is aware that the Securities may not be sold pursuant to Rule 144 or Rule 701 promulgated under the 1933 Act unless all of the conditions of the applicable Rules are met. Among the conditions for use of Rule 144 is the availability of current information to the public about the Company. USWM  represents that, in the absence of an effective registration statement covering the Securities, it will sell, transfer, or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein.

(c) USWM represents and warrants to the Company that it is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect and, for the purpose of Section 25102(f) of the California Corporations Code, he or she is excluded from the count of “purchasers” pursuant to Rule 260.102.13 thereunder.

2.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Nevada or in the federal courts located in Reno, Nevada. The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

2.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

2.4 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

2.5 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

2.6 Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor USWM makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by USWM.

2.7 Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of:

2.7.1 the date delivered, if delivered by personal delivery as against written receipt therefor or by e-mail to an executive officer, or by confirmed facsimile,

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2.7.2 the fifth Business Day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

2.7.3 the third Business Day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to the Company, to:

BioCorRx Inc.

2390 E. Orangewood Ave., Ste 570

Anaheim, CA 92806

Attention:  Lourdes Felix

E-mail:  LF@biocorrx.com

If to USWM:

2.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of USWM, which consent may be withheld at the sole discretion of USWM; provided, however, that in the case of a merger, sale of substantially all of the Company’s assets or other corporate reorganization, USWM shall not unreasonably withhold, condition or delay such consent. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by USWM hereunder may be assigned by USWM to a third party, including its financing sources, in whole or in part.

2.9 Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

2.10 Survival. The agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of USWM. The Company agrees to indemnify and hold harmless USWM and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

2.11 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

2.12 Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to USWM by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that USWM shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

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2.13 USWM’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement on USWM are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that USWM may have, whether specifically granted in this Agreement, or existing at law, in equity, or by statute; and any and all such rights and remedies may be exercised from time to time and as often and in such order as USWM may deem expedient.

2.14 Ownership Limitation. If at any time after the Closing, USWM shall or would receive shares of Common Stock upon exercise of the Warrant, so that USWM would, together with other shares of Common Stock held by it or its Affiliates (as defined by 1933 Act Rule 405), own or beneficially own by virtue of such action or receipt of additional shares of Common Stock a number of shares exceeding 9.99% of the number of shares of Common Stock outstanding on such date (the “Maximum Percentage”), the Company shall not be obligated and shall not issue to USWM shares of Common Stock which would exceed the Maximum Percentage, but only until such time as the Maximum Percentage would no longer be exceeded by any such receipt of shares of Common Stock by USWM. The foregoing limitations are enforceable, unconditional and non-waivable and shall apply to all Affiliates and assigns of USWM.

2.15 No Shorting. For so long as Investor holds any securities of Company, neither USWM nor any of its Affiliates will engage in or effect, directly or indirectly, any short sale of the Common Stock.

2.16 Attorneys’ Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the parties agree that the prevailing party shall be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

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IN WITNESS WHEREOF, the undersigned USWM and the Company have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

BioCorRx Inc.

By:
Lourdes Felix
Chief Executive Officer

USWM, LLC

By:
Name: Title:

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